SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 1998

                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

     VIRGINIA                 0-23983                  54-1816010
    (State of               (Commission               (IRS Employer
  incorporation)            File Number)            Identification No.)


    306 EAST MAIN STREET
    RICHMOND, VIRGINIA                                   23219
    (Address of principal                             (Zip Code)
    executive offices)

               Registrant's telephone number, including area code:
                                 (804) 643-1761

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index

                                                                       Page
                                                                      Number
                                                                     ------

Item 2.           Acquisition or Disposition of Assets                  4

Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits

         a.       Independent Auditors' Report                          9
                  (Summer Tree Apartments)*

                  Historical Statement of Income and
                  Direct Operating Expenses
                  (Summer Tree Apartments)*

                  Note to Historical Statement of
                  Income and Direct Operating
                  Expenses (Summer Tree Apartments)*

         b.       Pro Forma Statement of Operations                    10
                  for the Year ended December 31, 1997
                  (unaudited)*

                  Pro Forma Statement of Operations
                  for the Quarter ended March 31, 1998
                  (unaudited)*

                  Pro Forma Balance Sheet as of
                  March 31, 1998 (unaudited)*

         c.       Exhibits

                  10.1 Purchase Contract for Summer Tree Apartments, as amended

-----------------------
* To be filed by amendment.

                  10.2     Property Management Agreement for Summer Tree
                           Apartments

                  23.1     Consent of Independent Auditors*

-----------------------
* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets

                             SUMMER TREE APARTMENTS
                               North Dallas, Texas

         On June 2, 1998, Apple REIT Limited Partnership (together with its parent companies, Apple Residential Income Trust, Inc., Apple General, Inc. and Apple Limited, Inc., the "Company") purchased the Summer Tree Apartments located at 13250 Emily Road in North Dallas, Texas (the "Property").

         The Property comprises 232 apartment units. The purchase price for the Property was $5,700,000. The seller was Sunrise Enterprises, Inc., a Texas corporation which was not affiliated with the Company, Apple Residential Advisors, Inc. (the "Advisor") or their affiliates. The purchase price was paid entirely in cash using proceeds from the sale of Shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is located on Emily Road on the north side of Interstate 635 (L.B.J. Freeway), and just west of U.S. Highway 75 (Central Expressway) in North Dallas, Texas. The Property is located within the greater Dallas/Fort Worth metropolitan statistical area, or as it is called locally, "The Metroplex."

         The following information is based in part upon information provided by the Dallas Chamber of Commerce. The Dallas/Fort Worth Metroplex is in the
north-central part of Texas and is composed of nine counties. The 1996 population of The Metroplex was approximately 4,400,000. The Dallas metropolitan area is the second largest in the state, behind Houston.

         The economy of the Dallas/Fort Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J.C. Penney, NationsBank and Vought Aircraft Company.

         The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,600 acres of land between the two cities. It is the second largest commercial airport in the United States in terms of land area, and is the second busiest airport in the world, with more than 2,500 daily arrivals and departures.

         The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35, 45, 20 and 30. Two outer loops, Interstate 635 in Dallas and Interstate 820 in Fort Worth, surround the respective cities.

         The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.

         The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is located approximately one-quarter mile from a multi-billion-dollar Texas Instruments facility. The Property is proximate to other businesses, restaurants, schools and churches and is readily accessible from Interstate 635 and Highway 75. The Property is an approximately 20-minute drive from Dallas/Fort Worth International Airport and an approximately 15-minute drive from downtown Dallas.

         Description of the Property. The Property consists of 232 garden-style apartment units in 11 two and three story buildings on approximately six acres of land. The Property was constructed in 1980.

         The Property offers four different unit types. The unit mix and rents being charged new tenants as of June 1998 are as follows:

                                         APPROXIMATE INTERIOR
 QUANTITY             TYPE                  SQUARE FOOTAGE       MONTHLY RENTAL
 --------            ----                   --------------       --------------
    96       One bedroom, one bathroom            481                 $439
    48       One bedroom, one bathroom            575                  464
    72       One bedroom, one bathroom            622                  484
    16       Two bedrooms, two bathrooms          933                  659


         The apartments provide a total of approximately 133,500 square feet of net rentable area.

         The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately $348,000 for repairs and improvements to the Property to include clubhouse renovations, exterior painting, pool renovations, sign replacement and interior upgrades.

         The following information is provided by the seller. Physical occupancy at the Property averaged approximately 94% in 1993, 94% in 1994, 96% in 1995, 96% in 1996 and 97% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment (622 square feet) rented for $390 in 1993, $424 in 1994, $444 in 1995, $454 in 1996 and $484
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.97, $8.67, $9.07, $9.28, and $9.89,
respectively.

         The Property has an outdoor swimming pool, a fitness center, a laundry facility and card- accessed entrance gates. The Property also has a clubhouse with a kitchen, entertainment area and leasing office. There is ample paved parking for tenants.

         The buildings are wood frame construction with a combination of brick veneer, stucco and wood lap siding on concrete slab foundations. Roofs are pitched and covered with asphalt shingles on plywood sheathing.

         Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher, microwave oven and garbage disposal. All units have washer/dryer connections and all units except the smallest one-bedroom units have a wood-burning fireplace. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

         There are at least eight apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 97% on May 31, 1998.

         As of May 31, 1998, the Property was approximately 98% occupied. The tenants are primarily a mix of white-collar and blue-collar workers.

         The following table sets forth the 1997 real estate tax information on the Property:


         JURISDICTION           ASSESSED VALUE        RATE            TAX
         ------------           --------------        ----            ---
County of Dallas . . . .  . . .  $4,423,510         $0.44307       $19,599.25
City of Dallas  . . . . . . . .   4,423,510          0.65160        28,823.59
Richardson I.S.D. . . . . . . .   4,423,510          1.60000        70,776.16
                                                                    ----------
     Total  . . . . . . . . . .                                   $119,199.00


         The basis of the depreciable residential real property portion of the Property (currently estimated at about $2,738,537) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Dallas/Fort Worth area generally and the specific area in which the Property is located were perceived as being characterized by a diverse, stable and steadily growing economy. Accordingly, it was believed that such economy and its anticipated growth and development would support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Advisor believes that the Property has been well maintained and is generally in good condition, although the Advisor believes that the planned repairs and improvements will allow an increase in rents at the Property.

         3. The Property has an advantageous location - convenient to the Dallas/Fort Worth International Airport and downtown Dallas - and is located in a rapidly-growing area proximate to centers of employment and retail development.

         Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the property, or $114,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

                                   ITEM 7.a.*













--------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*
















-------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         Apple Residential Income Trust, Inc.

Date: June 10, 1998                      By: /s/ Glade M. Knight
                                             -----------------------------------
                                             Glade M. Knight
                                             President of Apple Residential
                                             Income Trust, Inc.

                                  EXHIBIT INDEX

                      Apple Residential Income Trust, Inc.

                           Form 8-K dated June 2, 1998

Exhibit Number           Exhibit                                     Page Number
--------------           -------                                     -----------

       10.1              Purchase Contract for Summer Tree
                         Apartments, as amended

       10.2              Property Management Agreement
                         for Summer Tree Apartments

       23.1              Consent of Independent Auditors*













----------
* To be filed by amendment.